UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 14, 2007

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
As part of AAM’s previously announced plans to idle a portion of its U.S. production capacity dedicated to the mid-sized light truck product range, AAM announced on August 14, 2007 that it will offer a voluntary separation program to approximately 650 hourly associates at AAM’s Buffalo Gear, Axle & Linkage facility in Buffalo, New York. A copy of the press release announcing this Buffalo Separation Program (BSP) is attached as Exhibit 99.1.
Due to the uncertainty related to acceptance rates and the amount of pension and other postretirement benefit charges related to this voluntary program, AAM is unable to reasonably estimate the ultimate cost of the BSP at this time. AAM currently expects to incur special charges of as much as $85 million for the BSP, including pension and other postretirement benefit curtailments and special termination benefits. AAM expects to be able to estimate the cost of the BSP in the fourth quarter of 2007 after the eligible associates have had the appropriate amount of time to consider the offer and decide whether to participate.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 14, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: August 14, 2007	By:	/s/ Michael K. Simonte
Michael K. Simonte
Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press release dated August 14, 2007	6-7

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